CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Thrivent ETF Trust of our report dated November 17, 2023, relating to the financial statements and financial highlights, which appears in Thrivent Small-Mid Cap ESG ETF’s Annual Report on Form N-CSR for the period ended September 30, 2023. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Minneapolis, Minnesota

November 29, 2023